       As filed with the Securities and Exchange Commission on August 18, 1999

                                      Registration Statement No. [333-________ ]

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         MERKERT AMERICAN CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

       DELAWARE                                                 04-3411833
(State of Organization)                                      (I.R.S. Employer
                                                            Identification No.)

                              490 TURNPIKE STREET
                          CANTON, MASSACHUSETTS 02021

                   (Address of Principal Executive Offices)

                         MERKERT AMERICAN CORPORATION
                           AMENDED AND RESTATED 1998
                          STOCK OPTION AND INCENTIVE
                                     PLAN
                           (Full Title of the Plans)


                               GERALD R. LEONARD
                     President and Chief Executive Officer
                         Merkert American Corporation
                              490 Turnpike Street
                          Canton, Massachusetts 02021
                                (781) 828-4800
(Name, Address and Telephone Number, including Area Code, of Agent for Service)



                                 With copy to:
                             STUART M. CABLE, P.C.
                          GOODWIN, PROCTER & HOAR LLP
                                Exchange Place
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000



                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Securities           Amount to be      Proposed Maximum       Proposed Maximum        Amount of
 To Be Registered            Registered (1)    Offering Price Per     Aggregate Offering   Registration Fee
                                                     Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------
Common Stock,                   400,100             $ 15.00             $    6,001,500         $1,668.42
$.01 par value
                                 35,000             $13.625             $      476,875         $  132.57

                                245,000             $ 11.25             $    2,756,250         $  766.24

                                 50,000             $  9.25             $      462,500         $  128.58

                              1,117,662             $  6.02             $ 6,728,325.24         $1,870.47
-----------------------------------------------------------------------------------------------------------
Total                         1,847,762                                 $16,425,450.24         $4,566.28
-----------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Merkert American Corporation Amended and Restated 1998 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on August 12, 1999.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    This registration statement relates to 1,847,762 shares of common stock, par value $.01 per share of Merkert American Corporation (the "Registrant") representing shares under the Merkert American Corporation Amended and Restated 1998 Stock Option and Incentive Plan adopted by the Board on July 1, 1998, as amended on August 18, 1999.


Item 1.  Plan Information.*
         ----------------


Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------


    *Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

    The Registrant hereby incorporates by reference into this Registration Statement the following documents:

    (a) the description of the Registrant's common stock contained in its registration statement on Form 8-A, and any amendments or reports filed for the purpose of updating such description;

    (b) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    (d) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

    (e) the Registrant's Current Report on Form 8-K filed on April 30, 1999.

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

    Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

    Under Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    Article VII of the Registrant's Second Amended and Restated Certificate of Incorporation states that:

    A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
    (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

    Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

    Article V of the Registrant's Amended and Restated By-laws further states that:

    1.  Definitions.  For purposes of this Article:  (a) "Director" means any
        -----------
    person who serves or has served the Corporation as a director on the Board of Directors of the Corporation; (b) "Officer" means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;(c) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer; (d) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; (e) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding; (f) "Corporate Status" describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee, trustee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Officer is or was serving at the request of the Corporation, and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee, trustee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Non-Officer Employee is or was serving at the request of the Corporation; and (g) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding.

    2.  Indemnification of Directors and Officers.  Subject to the operation of
        -----------------------------------------
    Section 4 of this Article V, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director or Officer's Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

    3.  Indemnification of Non-Officer Employees.  Subject to the operation of
        ----------------------------------------
    Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this
    Section 3 shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

    4.  Good Faith.  No indemnification shall be provided pursuant to this
        ----------
    Article V to a Director, to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been finally adjudicated in any Proceeding (i) not to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) with respect to any criminal Proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the event that a Proceeding is compromised or settled prior to final adjudication so as to impose any liability or obligation upon a Director, an Officer or a Non-Officer Employee, no indemnification shall be provided pursuant to this Article V to said Director, Officer or Non-Officer Employee with respect to a matter if there be a reasonable good faith determination that with respect to such matter such person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful. The determination contemplated by the preceding sentence shall be made (a) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum of the Board of Directors, (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

    5.  Advancement of Expenses to Directors Prior to Final Disposition. The
        ---------------------------------------------------------------
    Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within ten days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

    6.  Advancement of Expenses to Officers and Non-Officer Employees Prior to
        ----------------------------------------------------------------------
    Final Disposition. The Corporation may, in the discretion of the Board of
    -----------------
    Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non-Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

    7.  Contractual Nature of Rights.  The foregoing provisions of this
        ----------------------------
    Article V shall be deemed to be a contract between the Corporation and each Director and Officer who serves in such capacity at any time while this
    Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within
    (a) 60 days after the Corporation's receipt of a written claim for indemnification, or (b) in the case of a Director, 10 days after the Corporation's receipt of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

    8.  Non-Exclusivity of Rights.  The rights to indemnification and
        -------------------------
    advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Corporation's Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

    9.  Insurance.  The Corporation may maintain insurance, at its expense, to
        ---------
    protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

    The Registrant carries directors' and officers' liability insurance covering its directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Securities and Exchange Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

    Not Applicable.

Item 8.  Exhibits.
         --------

    The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

         Exhibit  Document
         -------  --------

         3.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1
                (File No. 333-53419))
         3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the fiscal year ended December 31, 1998))
         5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of securities being registered*
        10.17 The Registrant's 1998 Amended and Restated Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.17 of the Registrant's Registration Statement on Form S-1
                (File No. 333-53419))

        10.37 Amendment to the Registrant's 1998 Amended and Restated Stock Option and Incentive Plan dated August 18, 1999* 23.2 Consent of Arthur Andersen LLP*
        23.3 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
        24.1 Power of Attorney (included on the signature page of this Registration Statement)

---------------------

        *      Filed herewith.


Item 9.  Undertakings.
         ------------

   (a) The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not
     --------  -------
     apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts, on August 17, 1999.

                                    MERKERT AMERICAN CORPORATION

                                    By:  /s/ Gerald R. Leonard
                                        -------------------------------------
                                        Gerald R. Leonard
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

    Know all men by these presents, that we, the undersigned officers and directors of Merkert American Corporation hereby severally constitute Gerald R. Leonard and Joseph T. Casey, with full power of substitution and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act) and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission") and any and all other instruments which either of said attorneys-in-fact and agents deem necessary or advisable to enable the Registrant to comply with the Securities Act, the rules, regulations and requirements of the Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                  TITLE                          DATE
         ---------                  -----                          ----


 /s/ Gerald R. Leonard         Chairman of the Board, Chief      August 17, 1999
---------------------------    Executive Officer and President
Gerald R. Leonard


 /s/ James L. Monroe           Director                          August 17, 1999
---------------------------
James L. Monroe


 /s/ Joseph T. Casey           Chief Financial Officer           August 17, 1999
---------------------------    and Treasurer
Joseph T. Casey


 /s/ Edward P. Grace, III      Director                          August 17, 1999
---------------------------
Edward P. Grace, III


 /s/ James A. Schlindwein      Director
---------------------------                                      August 17, 1999
James A. Schlindwein

                                 EXHIBIT INDEX



     Exhibit    Document
     -------    --------

     3.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1
                (File No. 333-53419))
     3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the fiscal year ended December 31, 1998))
     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of securities being registered*
     10.17 The Registrant's 1998 Amended and Restated Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.17 of the Registrant's Registration Statement on Form S-1
                (File No. 333-53419))
     10.37 Amendment to the Registrant's 1998 Amended and Restated Stock Option and Incentive Plan dated August 18, 1999*
     23.2       Consent of Arthur Andersen LLP*
     23.3       Consent of Goodwin, Procter & Hoar  LLP
                (included in Exhibit 5.1 hereto)
     24.1 Power of Attorney (included on the signature page of this Registration Statement)

---------------------

     *          Filed herewith.